Exhibit 2 under Form N-1A
                                           Exhibit 3(ii) under Item 601/Reg. S-K



                   Federated Short-Term U.S. Government Trust

                                 Amendment No. 3
                                 to the By-Laws

                            Effective August 27, 1987




                                    ARTICLE X
                                   Fiscal Year

      The fiscal year of the Trust shall be the period of twelve months ending on the last day of December in each calendar year.